Exhibit 3-B
                                        BY-LAWS

                                           OF

                                 DUKE ENERGY CORPORATION



                                    Date of Adoption:

                                      July 28, 1997

                                Amended February 17, 1999



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                                    TABLE OF CONTENTS
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ARTICLE I  Offices     ..........................................................................1
            Section 1.1. Principal Office........................................................1
            Section 1.2. Other Offices...........................................................1

ARTICLE II  Meetings of Shareholders.............................................................1
            Section 2.1. Place of Meetings.......................................................1
            Section 2.2. Annual Meetings.........................................................1
            Section 2.3. Special Meetings........................................................1
            Section 2.4. Notice of Meetings......................................................1
            Section 2.5. Voting Group............................................................2
            Section 2.6. Quorum..................................................................2
            Section 2.7. Voting of Shares........................................................2
            Section 2.8. Proxies.................................................................3
            Section 2.9. Notice of Shareholder Business and Nominations..........................3
            Section 2.10. Conduct of Meetings....................................................5
            Section 2.11. Inspectors of Elections................................................6
            Section 2.12. Shareholders' List.....................................................6

ARTICLE III Board of Directors...................................................................6
            Section 3.1. General Powers..........................................................6
            Section 3.2. Number and Qualifications...............................................6
            Section 3.3. Election of Directors; Classes..........................................6
            Section 3.4. Removal.................................................................7
            Section 3.5. Newly Created Directorships; Vacancies..................................7
            Section 3.6. Compensation of Directors...............................................7

ARTICLE IV Meetings of Directors.................................................................8
            Section 4.1. Regular Meetings........................................................8
            Section 4.2. Special Meetings........................................................8
            Section 4.3. Notice..................................................................8
            Section 4.4. Quorum and Manner of Acting.............................................8
            Section 4.5. Action by Consent of Board of Directors.................................8
            Section 4.6. Conference Telephone Meetings...........................................8

ARTICLE V Committees of the Board................................................................9
            Section 5.1. Management and Other Committees.........................................9
            Section 5.2..........................................................................9
            Section 5.3.........................................................................10

ARTICLE VI Officers    .........................................................................10
            Section 6.1. Elected Officers.......................................................10
            Section 6.2. Election and Term of Office............................................10
            Section 6.3. Chairman of the Board and Chief Executive Officer......................10


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            Section 6.4. President..............................................................11
            Section 6.5. Vice Presidents........................................................11
            Section 6.6. Secretary..............................................................11
            Section 6.7. Treasurer..............................................................11
            Section 6.8. Controller.............................................................12
            Section 6.9. Assistant Secretaries, Assistant Treasurers and
                         Assistant Controllers..................................................12
            Section 6.10. Removal...............................................................12
            Section 6.11. Vacancies.............................................................12

ARTICLE VII Stock Certificates and Transfers....................................................12
            Section 7.1. Certificates for Shares................................................12
            Section 7.2. Share Transfer Records.................................................13
            Section 7.3. Lost, Stolen or Destroyed Certificates.................................13
            Section 7.4. Fixing Record Date.....................................................13
            Section 7.5. Holder of Record.......................................................14

ARTICLE VIII Contracts, Checks and Drafts, Deposits and Proxies.................................14
            Section 8.1. Contracts..............................................................14
            Section 8.2. Checks and Drafts......................................................14
            Section 8.3. Deposits...............................................................14
            Section 8.4. Proxies................................................................14

ARTICLE IX  Indemnification.....................................................................15
            Section 9.1. Indemnification........................................................15

ARTICLE X Miscellaneous.........................................................................15
            Section 10.1. Fiscal Year...........................................................15
            Section 10.2. Distributions.........................................................15
            Section 10.3. Seal..................................................................16
            Section 10.4. Waiver of Notice......................................................16
            Section 10.5. Time Periods..........................................................16
            Section 10.6. Resignations..........................................................16
            Section 10.7. Definitions...........................................................16

ARTICLE XI Emergency Provisions.................................................................16
            Section 11.1. General...............................................................16
            Section 11.2. Unavailable Directors.................................................17
            Section 11.3. Authorized Number of Directors........................................17
            Section 11.4. Quorum................................................................17
            Section 11.5. Creation of Emergency Committee.......................................17
            Section 11.6. Constitution of Emergency Committee...................................17
            Section 11.7. Powers of Emergency Committee.........................................18
            Section 11.8. Directors Becoming Available..........................................18
            Section 11.9. Election of Board of Directors........................................18
            Section 11.10. Termination of Emergency Committee...................................18
            Section 11.11.  Nonexclusive Powers.................................................18

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ARTICLE XII Amendments......................................................................... 18
            Section 12.1. Amendments............................................................18
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                                     BY-LAWS
                                       OF
                 DUKE ENERGY CORPORATION (Adopted July 28, 1997
                          & Amended February 17, 1999)

                                    ARTICLE I

                                     OFFICES

Section 1.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in Charlotte, North Carolina.

Section 1.2. OTHER OFFICES. The Corporation may have such other offices either within or without the State of North Carolina as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

Section 2.1. PLACE OF MEETINGS. All meetings of shareholders shall be held at such place either within or without the State of North Carolina as shall be fixed by the Board of Directors and designated in the notice of the meeting.

Section 2.2. ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors.

Section 2.3. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or
(ii) by the Chairman of the Board of Directors. No business other than that stated in the notice shall be transacted at any special meeting.

Section 2.4. NOTICE OF MEETINGS. Written or printed notice, stating the place, day and hour of the meeting of shareholders and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 calendar days nor more

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than 60 calendar days before the date of the meeting, either personally, by mail, or by such other means as may be permitted by law to each shareholder of record entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be submitted to shareholders for approval and in such other instances as required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not or must not be fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section 2.4 to persons who are shareholders as of the new record date.

Section 2.5. VOTING GROUP. All shares of one or more classes or series that under the Articles of Incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the Articles of Incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Articles of Incorporation or specifically required by law.

Section 2.6. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of that voting group exists. Unless otherwise required by law, the Articles of Incorporation or a By-Law adopted by the shareholders, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 2.4, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 2.7. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except in the election of directors, the vote of a majority of shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any class of


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stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, those nominees for election as directors who receive the highest number of votes at a meeting at which a quorum is present up to the maximum number of directors to be elected at such meeting shall be deemed to have been elected.

Section 2.8. PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by the shareholder's duly authorized attorney-in-fact. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 2.9.  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

(A) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting pursuant to Section 2.4 of these By-Laws,
(b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the


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shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting of shareholders, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(B) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.4 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors, or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting pursuant to such clause (b), if the shareholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above.

(C) GENERAL. (1) Only such persons who are nominated in accordance with the


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procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Section 2.10. CONDUCT OF MEETINGS. The Board of Directors may to the extent not prohibited by law adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Section 2.11. INSPECTORS OF ELECTIONS. The Board of Directors may appoint, or may authorize the Chairman of the Board to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. If no inspector has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

Section 2.12. SHAREHOLDERS' LIST. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection on written demand by any shareholder, personally or by or with such shareholder's representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection on written demand by any shareholder, personally or by or with such shareholder's representative, at any time during the meeting or any adjournment thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

Section 3.2. NUMBER AND QUALIFICATIONS. The number of directors constituting the Board of Directors shall be not less than twelve nor more than twenty-four, as may be fixed from time to time by the Board of Directors. A director must be a shareholder of the Corporation.

Section 3.3. ELECTION OF DIRECTORS; CLASSES. The directors, other than those who may be elected by the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances,


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shall be classified, with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. Such classes shall originally consist of one class (Class I) of seven directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders held in 1992; a second class (Class II) of six directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders to be held in 1993; and a third class (Class III) of six directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders to be held in 1994; with each class to hold office until its successor is elected and qualified. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to the Articles of Incorporation and Section 3.2 of these By-Laws, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 3.4. REMOVAL. Subject to the rights of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may be removed from office only with cause. "Cause" for removal of a director under this Section 3.4 means fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the Corporation, and must be established after written notice of specific charges and an opportunity to meet and refute such charges.

Section 3.5. NEWLY CREATED DIRECTORSHIPS; VACANCIES. Except as may be otherwise provided for or fixed by or pursuant to any provisions of the Articles of Incorporation relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the full term of the class for which such director is elected and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.6. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

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                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

Section 4.1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law as soon as practicable after the annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 4.3. NOTICE. Notice of any special meeting of directors shall be given to each director at such director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 4.4. QUORUM AND MANNER OF ACTING. Unless the Articles of Incorporation or these By-Laws provide otherwise, a majority of the number of directors fixed pursuant to these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Unless required by law or the Articles of Incorporation or these By-Laws provide otherwise, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.5. ACTION BY CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, whether before or after such action, and the writing or writings are included with the minutes or filed with the corporate records.

Section 4.6. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the


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meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                    ARTICLE V

                             COMMITTEES OF THE BOARD

Section 5.1. MANAGEMENT AND OTHER COMMITTEES. The Board of Directors may designate a Management Committee consisting of two or more directors of the Corporation which shall include the Chairman of the Board who shall act as chairman. Subject to delegations of authority or any other restrictions adopted by the Board of Directors, the Management Committee may exercise all of the authority of the Board of Directors when it is not in session, except that the Management Committee may not (i) authorize distributions; (ii) approve, or propose to shareholders, action that is required by law to be approved by shareholders; (iii) fill vacancies on the Board of Directors or on any of its Committees; (iv) amend the Articles of Incorporation; (v) adopt, amend or repeal By-Laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (viii) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors. Any resolutions adopted or other action taken by the Management Committee within the scope of its authority shall be deemed for all purposes to be adopted or taken by the Board of Directors.

The Board of Directors may also designate one or more other Committees of the Board of Directors which shall consist of two or more directors of the Corporation. Any such Committee, other than the Management Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more Committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such Committee shall have or may exercise any authority of the Board of Directors.

Section 5.2 Each Committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required. A majority of the members of a Committee of the Board of Directors shall be necessary to constitute a quorum and the affirmative vote of the majority of the members present at a meeting at which a quorum is present shall be necessary to constitute action by the Committee. A Committee may also act by the written consent of all members thereof although not convened in a meeting provided that such written consent is filed with the Minute Books of the Committee.

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

Section 5.3 Each Committee shall fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of meetings of any Committee shall be given to each member of the Committee in the manner provided for in Section 4.3 of these By-Laws.


                                   ARTICLE VI

                                    OFFICERS

Section 6.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, a Controller and such other officers (including, without limitation, Executive Vice Presidents and Senior Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Chairman of the Board and the President shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or the Management Committee may from time to time appoint such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or, to the extent consistent with these By-Laws, as may be prescribed by the Board of Directors or the Management Committee, as the case may be.

Section 6.2. ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he or she shall resign or shall be removed pursuant to Section 6.10.

Section 6.3. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of the Chairman of the Board by the Board of Directors. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors and shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board.

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

Section 6.4. PRESIDENT. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and of the Board of Directors.

Section 6.5. VICE PRESIDENTS. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board of Directors, the Management Committee or the Chairman of the Board. Each of such officers shall report to the Chairman of the Board or such other officer as the Chairman of the Board shall direct.

Section 6.6. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation and of such other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary's custody by order of the Board of Directors or the Management Committee. The Secretary shall keep a suitable record of the addresses of shareholders and shall, except as may be otherwise required by statute or these By-Laws, sign and issue all notices required for meetings of shareholders or of the Board of Directors. The Secretary shall sign all papers to which the Secretary's signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, shall have the authority to certify the By-Laws, resolutions of the shareholders and Board of Directors and other documents of the Corporation as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board of Directors, the Management Committee or the Chairman of the Board.

Section 6.7. TREASURER. The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board of Directors; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper officers and to the Board of Directors, the Management Committee and the Finance Committee, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer; cause to be kept at the principal executive offices of the Corporation correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by the By-Laws or as may be assigned to him or her by the Chairman of the Board or the Board of Directors.

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

Section 6.8. CONTROLLER. The Controller shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements upon the request of the Board of Directors; and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as may be assigned to him or her by the Chairman of the Board or the Board of Directors.

Section 6.9. ASSISTANT SECRETARIES, ASSISTANT TREASURERS AND ASSISTANT CONTROLLERS. Assistant Secretaries, Assistant Treasurers and Assistant Controllers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Controller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer; and, in case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer's duties shall, except as otherwise ordered by the Board of Directors or the Management Committee, temporarily devolve upon such assistant officer as shall be designated by the Chairman of the Board.

Section 6.10. REMOVAL. Any officer or agent may be removed by the affirmative vote of a majority of the directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. In addition, any officer or agent appointed by the Management Committee may be removed by the Management Committee whenever, in its judgment, the best interests of the Corporation would be served thereby. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.11. VACANCIES. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Management Committee because of death, resignation or removal may be filled by the Management Committee.

                                   ARTICLE VII

                        STOCK CERTIFICATES AND TRANSFERS

Section 7.1. CERTIFICATES FOR SHARES. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation and the issuance and delivery of any such certificate or certificates shall be conclusive evidence of such adoption. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

Section 7.2. SHARE TRANSFER RECORDS. The Corporation shall maintain share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfers of shares of the Corporation shall be made only on the share transfer records of the Corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative and only upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

Section 7.3. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person's discretion require. A new certificate may be issued without requiring any bond if the Board of Directors or such financial officer so determines.

Section 7.4. FIXING RECORD DATE. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a meeting of shareholders, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 7.5. HOLDER OF RECORD. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

                                  ARTICLE VIII

               CONTRACTS, CHECKS AND DRAFTS, DEPOSITS AND PROXIES

Section 8.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 8.3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board of Directors.

Section 8.4. PROXIES. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1. INDEMNIFICATION. Any person who is or was serving as a director, officer, employee or agent of the Corporation or who, at the request of the Corporation, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Corporation, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, and (c) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided herein. Any person who is or was serving in any of the foregoing capacities for or on behalf of the Corporation shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, the indemnification rights provided herein.

Any such litigation expenses shall be paid by the Corporation in advance of the final disposition of any action, suit or proceeding upon receipt of an unsecured written promise by or on behalf of any such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such expenses.

The rights of indemnification provided herein (which shall be deemed to be a contract between any such person and the Corporation enforceable on the part of such person notwithstanding any subsequent amendment or repeal of this By-Law) shall inure to the benefit of the estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this By-Law, by contract, resolution or otherwise.

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

Section 10.2. DISTRIBUTIONS. The Board of Directors may from time to time authorize, and the Corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 10.3. SEAL. The corporate seal of the Corporation shall be circular in form and shall consist of two concentric circles between which is the name of the Corporation and the location of its principal office and in the center of which is inscribed the word "SEAL". The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

Section 10.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the North Carolina Business Corporation Law or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 10.5. TIME PERIODS. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 10.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective when communicated unless the notice specifies a later effective date. No formal action shall be required on behalf of the Corporation to make any such resignation effective.

Section 10.7. DEFINITIONS. Unless the context otherwise requires, terms used in these By-Laws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

                                   ARTICLE XI

                              EMERGENCY PROVISIONS

Section 11.1. GENERAL. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic or other attack on the United States or on a locality in which the Corporation conducts its principal business or customarily holds meetings of its Board of Directors or its shareholders, or during the existence of any other catastrophic event or similar emergency, as a result of which a quorum of the Board of Directors cannot readily be assembled for action. Said provisions in such event shall override all other By-Laws of the Corporation in conflict with any provisions of this Article, and shall remain operative during such emergency, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the By-Laws other than those contained in this Article.

Section 11.2. UNAVAILABLE DIRECTORS. All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 11.3. AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 11.2, or the minimum number required by law, whichever number is greater.

Section 11.4. QUORUM. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in Section 11.3, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

Section 11.5. CREATION OF EMERGENCY COMMITTEE. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 11.2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board of Directors could by law delegate, including all powers and authorities which the Board of Directors could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 11.6. CONSTITUTION OF EMERGENCY COMMITTEE. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 11.2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board of Directors, and in the absence of such designation, shall be determined by rate of remuneration.

Section 11.7. POWERS OF EMERGENCY COMMITTEE. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article 11.

Section 11.8. DIRECTORS BECOMING AVAILABLE. Any person who has ceased to be a director pursuant to the provisions of Section 11.2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 11.9. ELECTION OF BOARD OF DIRECTORS. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 11.10. TERMINATION OF EMERGENCY COMMITTEE. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 11.2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be sufficient directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall terminate.

Section 11.11. NONEXCLUSIVE POWERS. The emergency powers provided in this
Article 11 shall be in addition to any powers provided by law.

                                   ARTICLE XII

                                   AMENDMENTS

Section 12.1. AMENDMENTS. Except as required by law or as otherwise provided in the Articles of Incorporation or in a By-Law adopted by the shareholders, these By-Laws may be amended or repealed and new By-Laws may be adopted by the Board of Directors. No By-Law adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the Articles of Incorporation or a By-Law adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular By-Law or the By-Laws generally.